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                                                                    EXHIBIT 10.2

                              Revolving Credit Note

$18,691,588.79                                                     July 29, 1999

      ACT Manufacturing, Inc. and CMC Industries, Inc. (collectively, the "Borrowers"), for value received, hereby jointly and severally promise to pay to the order of National Bank of Canada (the "Lender") at the office of The Chase Manhattan Bank at One Chase Square, Rochester, New York 14643, for the account of such Lender, the principal sum of Eighteen Million Six Hundred Ninety-One Thousand Five Hundred Eighty-Eight Dollars and 79/100 ($18,691,588.79) or, if less, the amount of Revolving Credit Loans loaned by the Lender to the Borrowers pursuant to the Amended and Restated Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Amended and Restated Credit Agreement. The Borrowers also promise to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lender, in like money, at the rates of interest as provided in the Amended and Restated Credit Agreement described below, on the date(s) and in the manner provided in said Amended and Restated Credit Agreement.

      This is one of the Notes referred to in that certain Amended and Restated Credit Agreement (as amended from time to time the "Credit Agreement") dated as of July 29, 1999 among the Borrowers, the Subsidiary Guarantor named therein, the Lenders named therein (including the Lender), and The Chase Manhattan Bank, as Agent, and evidences the Revolving Credit Loans made by the Lender to the Borrowers thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

      The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence and during the continuance of certain Events of Default and for prepayments on the terms and conditions specified therein.

      The Borrowers waive presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.
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      This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

ATTEST:                                   ACT MANUFACTURING, INC.


By:                                       By:   /s/ Jeffrey B. Lavin
   -------------------------------           -----------------------------------
Name:                                     Name:       Jeffrey B. Lavin
                                          Title:      Chief Financial Officer


ATTEST:                                   CMC INDUSTRIES, INC.


By:                                       By:   /s/ Jeffrey B. Lavin
   -------------------------------           -----------------------------------
Name:                                     Name:       Jeffrey B. Lavin
                                          Title:      Chief Financial Officer